CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Brown & Sharpe Manufacturing Company 1989 Equity Incentive Plan on Form S-8 of our report dated March 29, 1995, on our audits of the consolidated financial statements and financial statement schedule of Brown & Sharpe Manufacturing Company as of December 31, 1994, and for the year then ended, which report is included in Brown & Sharpe Manufacturing Company's Annual Report on Form 10-K.




                                                    /s/ COOPERS & LYBRAND L.L.P.
                                                    ----------------------------
                                                    Coopers & Lybrand L.L.P.

Boston, Massachusetts
July 24, 1997

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